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                              THE RBB FUND, INC.
              Schedule for Computation of Performance Quotations
                                 Total Return


For the Fiscal Period Ended August 31, 1998:


Boston Partners Bond Fund
Total Aggregate Return=($10,479.00/$10,000)-1        Return:      4.79%

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